Greenlight Reinsurance, Ltd.

P.O. Box 31110

Grand Pavilion

802 West Bay Road

Georgetown, KY1-1205

Grand Cayman,Cayman Islands

Date: November 2, 2007

Re: Increase of Letter of Credit Facility dated October 12, 2005 for the account of Greenlight Reinsurance, Ltd

Gentlemen:

We refer you to (i) the Letter of Credit Facility, dated October 12, 2005, between us and you (as amended, supplemented or modified from time to time the “Letter of Credit”) and (ii) the Hypothecation Agreement, dated October 12, 2005, between us and you (as amended, supplemented or otherwise modified from time to time, the “Hypothecation Agreement”).

Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged: (i) the commission of .90% per annum (as referenced in that certain letter amendment to the Letter of Credit dated September 19, 2006) is hereby reduced to a new rate of .70% per annum with retroactive effect as of July 2, 2007, (ii) the Letter of Credit maximum amount referenced in the Letter of Credit and Hypothecation Agreement is hereby increased to US$400,000,000 from the original amount of US $200,000,000 with retroactive effect as of August 28, 2007 and (iii) the “Pledged Collateral Table” attached as Exhibit A to the Hypothecation Agreement is hereby amended and restated in its entirety in the form attached hereto as ANNEX A, with retroactive effect as of August 28, 2007.

Please acknowledge your acceptance of these amended terms by signing this letter in the signature block below and returning it to us.

All other terms and conditions of the Letter of Credit and Hypothecation Agreement remain unchanged.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflicts of law principles thereof).

Sincerely,

CITIBANK, N.A.
By	/s/ John Ladany
Director

ACKNOWLDGED AND ACCEPTED AS OF THE DATE SET FORTH ABOVE; GREENLIGHT REINSURANCE, LTD.
By:	/s/ Tim Courtis
Chief Financial Officer
November 8, 2008

ANNEX A

PLEDGED COLLATERAL TABLE

Type of Pledged Collateral	Letter of Credit Value	Five-Day Margin Call	One Day Margin Call	Sell Out
(1) Cash (subject to local requirements) and Cash Equivalents consisting of insured certificates of deposit issued by, and fiduciary deposits, time deposits and money market accounts held by, Citibank or an affiliate or another bank acceptable to Citibank, and interest accrued on all the foregoing (in each case with a remaining tenor equal to or greater than 12 months)	100%	100%	100%	100%
(2) Insured certificates of deposits issued by, and fiduciary deposits and time deposits held by, Citibank or an affiliate or another bank acceptable to Citibank (remaining tenor 12 months or more)	95%	96%	97%	98%
(3) Bankers acceptances issued by Citibank or an affiliate or another bank acceptable to Citibank	95%	96%	97%	98%
(4) Government Obligations (Direct or Guaranteed)
(a) Treasury bills	100%	100%	100%	100%
(b) Straights and Zeros (remaining tenor less than 5 years)	95%	96%	97%	98%
(c) Straights and Zeros (remaining tenor equal to or greater than 5 years but less than 10 years)	90%	92%	95%	96%
(d) Straights (remaining tenor equal to or greater than 10 years)	85%	88%	92%	93%
(e) Zeros (remaining tenor equal to or greater than 10 years)	75%	80%	86%	88%
(5) State and Municipal Obligations (S&P rated BBB- or higher)
(a) Remaining tenor less than 5 years	90%	92%	95%	96%
(b) Remaining tenor equal to or greater than 5 years but less than 10 years	85%	88%	92%	93%
(c) Remaining tenor equal to or greater than 10 years	80%	84%	89%	91%
(6) Corporate Debt Obligations (S&P rated BBB- or higher)
(a) Commercial Paper	95%	96%	97%	98%
(b) Straights (remaining tenor less than 5 years)	90%	92%	95%	96%
(c) Floaters, coupon set semi-annually (remaining tenor less than 5 years)	90%	92%	95%	96%
(d) Straights (remaining tenor equal to or greater than 5 years but less than 10 years)	85%	88%	92%	93%
(e) Floaters, coupon set semi-annually (remaining tenor equal to or greater than 5 years but less than 10 years)	85%	88%	92%	93%
(f) Straights (remaining tenor equal or greater than 10 years)	80%	84%	89%	91%
(g) Floaters, coupon set semi-annually (remaining tenor equal to or greater than 10 years)	80%	84%	89%	91%
(h) Convertible notes and bonds (maximum at par)	70%	76%	82%	85%
(7) Corporate Debt Obligations (S&P rated BB+ to CCC)	70%	76%	82%	85%
(8) New York Stock Exchange, American Stock Exchange and NASDAQ listed equity securities	75%	76%	82%	85%
(9) Equity securities listed on international exchanges not exceeding 25% of the Letter of Credit Value at such time	75%	76%	82%	85%
(10) Equity securities listed on international exchanges in excess of 25% of the Letter of Credit Value at such time	60%	67%	75%	82%
(11) Defaulted debt obligations, equity securities not listed on a securities exchange and other equity interests	*	*	*	*
*

These types of pledged collateral must be satisfactory to Citibank in its sole discretion, with Letter of Credit, Five-Day Margin Call, One-Day Margin Call and Sell-Out percentages to be established by Citibank in its sole discretion.